                                                                       EXHIBIT 5

                                 March 28, 2002


Equinix Inc.
2450 Bayshore Parkway
Mountain View, CA 94043

                  Re:  Equinix Inc. Registration Statement
                       for 5,455,045 in Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 4,805,045 shares of Common Stock under the 2000 Equity Incentive Plan, (ii) 50,000 shares of Common Stock under the 2000 Director Option Plan, and (iii) 600,000 shares of Common Stock under the Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 2000 Equity Incentive Plan, the 2000 Director Option Plan, and the Employee Stock Purchase Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Renee F. Lanam
                                   -----------------------------
                                   Renee F. Lanam
                                   Chief Financial Officer,
                                   General Counsel and Secretary